                                                                    EXHIBIT 3.37

                             STATE OF MISSISSIPPI

                              SECRETARY OF STATE
                                  DICK MOLPUS

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                  Mississippi Corporation Information System

          Corporation Name
          CASINO ONE CORPORATION

          Corp ID:  0586932

          Filed:  03/19/1992 at 8:00 A.M.

                                                  Dick Molpus
                                                  Secretary of State

          Filing Fee Receipt:  $50.00

                                        Secretary of State
                                        P.O. Box 136
                                        Jackson, Ms 39205
                                        (601) 359-1333

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           401 MISSISSIPPI STREET . P.O. BOX 136 . JACKSON, MS 39205
                           TELEPHONE (601) 359-1350
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                            X PROFIT [ ] NONPROFIT
                            (CHECK APPROPRIATE BOX)

     The undersigned persons, pursuant to Section 79-4-202 (if a profit corporation) or Section 79-11-137 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

1.  The name of the corporation is

                            Casino One Corporation
    ----------------------------------------------------------------------------

    ____________________________________________________________________________


2.  Domicile address is     145 South Second Street East
                        --------------------------------------------------------
                                            STREET

                            Tunica, MS 38676
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                                     CITY/STATE/COUNTY/ZIP

3. FOR NON-PROFITS ONLY: The period of duration is ______________ years or ____________ perpetual.

4. (a) The number (and classes, if any) of shares the corporation is authorized to issue is (are) as follows (THIS IS FOR PROFIT ONLY):

              Class(es)           No. of Shares Authorized
              ---------           ------------------------

                Common                    1,000,000
          -----------------       ------------------------

          _________________       ________________________

          _________________       ________________________

4. (b) If more than one (1) class of shares is authorized, the preferences, limitations, and relative rights of each class are as follows:

5.  The street address of its initial registered office is

                            145 South Second Street East
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                                            STREET

                            Tunica, MS 38676
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                                     CITY/STATE/ZIP
and the name of its initial registered agent at such address is

                            Brian P. Bolis
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6.  The name and complete address of each incorporator is as follows (PLEASE
    TYPE OR PRINT):

Brian P. Bolis, 145 S. Second St E, P.O. Box 1354, Tunica, MS 38676
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Bobby G. Bordges, P.O. Box 1914, Tunica, MS 38676
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                       NAME/STREET ADDRESS/CITY/STATE/ZIP

7.  Other provisions: __________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


                                             /s/ Brian P. Bolis
                                             -----------------------------------

                                             /s/ Bobby G. Bordges
                                             -----------------------------------
                                                    INCORPORATORS (SIGNATURE)
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                              ARTICLES OF MERGER
                                      OF
                      CASINO ONE ACQUISITION CORPORATION
                          (a Mississippi corporation)

                                     into

                            CASINO ONE CORPORATION
                          (a Mississippi corporation)

     Pursuant to the Mississippi Business Corporation Act, the undersigned corporation executes the following Articles of Merger:

     FIRST: The Plan of Merger attached hereto as Appendix A and made a part hereof has been approved by each constituent corporation.

     SECOND: As to each constituent corporation, the designation, number of outstanding shares and number of votes entitled to be cast by each voting group entitled to vote separately on the Plan of Merger are as follows:

                                 Designation of                Number of              Number of Votes
                                 --------------
Name of Corporation                 Class                  Outstanding Shares         Entitled to be Cast
------------------------            -----                  ------------------         -------------------
Casino One Acquisition
Corporation                      Common Stock                     100                         100

Casino One Corporation           Common Stock                   100,000                     100,000

     THIRD: As to each constituent corporation, the total number of votes cast for and against the Plan of Merger by each voting group were as follows, which number was sufficient for approval by such voting group:

                                        Designation of                                            Total Voted
                                        --------------
Name of Corporation                         Class                  Outstanding Shares               Against
-------------------                         -----                  ------------------               -------
Casino One Acquisition
Corporation                             Common Stock                      100                          0

Casino One Corporation                  Common Stock                    100,000                        0

Dated this 11/th/ day of May, 1993.

                              CASINO ONE CORPORATION

                              By    /s/ Sheldon T. Fleck
                                 -------------------------------------------
                                 Sheldon T. Fleck, Secretary/
                                 Treasurer (and Secretary of Casino
                                 One Acquisition Corporation)
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                                  APPENDIX A
                                  ----------

                                PLAN OF MERGER

                                  ARTICLE 1.
           NAMES OF MERGING CORPORATIONS AND SURVIVING CORPORATIONS

     The names of the Merging Corporations are Casino One Acquisition Corporation, a Mississippi corporation ("Acquisition") and Casino One Corporation, a Mississippi corporation ("COC"). Acquisition and COC shall be merged pursuant to the Laws of the State of Mississippi (the "Merger") into a single corporation which shall be COC (hereinafter sometimes referred to as the "Surviving Corporation."). Acquisition and COC are sometimes herein referred to as the "Merging Corporations."

                                  ARTICLE 2.
                MEANS OF EFFECTING MERGER AND CONVERTING STOCK

     2.1) In accordance with the provisions of this Plan and the applicable laws of the State of Mississippi, at the Effective Time (as defined in Section
2.2 hereof), Acquisition shall be merged with and into COC, and COC shall be the Surviving Corporation and shall continue its corporate existence and organization under the laws of the State of Mississippi.

     2.2) As used in this Agreement, the term "Effective Date" shall be the time of the filing of Articles of Merger containing this Plan of Merger with the Mississippi Secretary of State in the manner described in Section 79-4-11.05 of the Mississippi Business Corporation Act.

     2.3) At the Effective Date, by virtue of the Merger and without any action by any shareholder of Acquisition, all of the shares of Common Stock of Acquisition that are outstanding at the Effective Date shall be surrendered, cancelled, and retired, and in exchange therefor, the Surviving Corporation shall issue to Gaming Corporation of America, a Minnesota corporation ("GCA"), which is the sole shareholder of Acquisition, 100 shares of Common Stock of the Surviving Corporation.

     2.4) At the Effective Date, by virtue of the Merger and without any action by any shareholder of COC, all shares of Common Stock of COC that are outstanding at the Effective Date (other than shares of Common Stock of COC issued to GCA) shall be converted in the aggregate into 730,000 shares of GCA Common Stock. Any shares of COC Common Stock issued and held in the treasury of COC at the Effective Date shall be cancelled. Each shareholder of COC immediately prior to the Effective Date shall receive such shareholder's pro rata portion of such aggregate number of GCA shares set forth above (rounded to the nearest whole share of GCA stock and based on the number of COC shares held by such shareholder compared to the total number of outstanding COC shares immediately prior to the Effective Date).

     2.5) As soon as practicable after the Effective Date, each holder of an outstanding certificate which immediately prior to the Effective Date represented outstanding shares of COC Common Stock, upon surrender of such certificate to the Surviving Corporation, shall be entitled to receive shares of GCA Common Stock as provided above. Until so surrendered, each outstanding certificate which prior to the Effective Date represented shares of COC Common Stock shall be deemed for all corporate purposes to evidence the ownership of the right to receive the shares of GCA Common Stock into which such securities have been so converted pursuant to the terms of the Merger.

                                  ARTICLE 3.
                     ORGANIZATION OF SURVIVING CORPORATION

     3.1) The Articles of Incorporation of COC at the Effective Date shall be and remain the Articles of Incorporation of the Surviving Corporation until amended in accordance with law.

     3.2) The Bylaws of COC at the Effective Date shall be the Bylaws of the Surviving Corporation until amended in accordance with law.

     3.3) The directors and officers of Acquisition immediately prior to the Effective Date shall be and become the directors and officers of the Surviving Corporation on the Effective Date.

                                  ARTICLE 4.
                              GENERAL PROVISIONS

     4.1)  At the Effective Date:

     (a) The Merging Corporations shall be a single corporation, which shall be COC.

     (b)   The separate existence of Acquisition shall cease.

     (c) COC shall have all the rights, privileges, immunities and powers and shall be subject to all of the duties and liabilities of a corporation organized under the Mississippi Business Corporation Act.

     (d) COC shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, as well of a public as of a private nature, of each of the Merging Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Merging Corporations, shall be taken and deemed to be transferred to and vested in COC without further act or deed; and the title to any real estate, or any interest therein, vested in any of the Merging Corporation shall not revert or be in any way impaired by reason of the Merger.

     (e) COC shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Merging Corporations and any claim existing or action or proceeding pending by or against any of the Merging Corporation may be prosecuted as if the Merger had not taken place, or COC may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any such corporation shall be impaired by the Merger.

                                      -2-
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     (f)   The aggregate amount of the net assets of the Merging Corporations which was available for the payment of dividends immediately prior to the Merger shall continue to be available for the payment of dividends by COC.

     4.2) If at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any instruments of further assurance are desirable in order to evidence the vesting in it of the title of either of the Merging Corporations to any of the property rights of the Merging Corporations, the appropriate officers or directors of the Surviving Corporation or of Acquisition are hereby authorized to execute, acknowledge, and deliver all such instruments of further assurance and to do all other acts or things, either in the name of the Surviving Corporation or in the name of Acquisition, as may be requisite or desirable to carry out the provisions of this Plan of Merger.

                                      -3-